                                                                    EXHIBIT 99.1


[LOGO OF UPC]
                                                      [LOGO OF SBS BROADCASTING]

For immediate release

UPC AND SBS BROADCASTING AGREE TO
TERMINATE EXCHANGE OFFER
AGREEMENT

AMSTERDAM and LUXEMBOURG, 22 MAY 2000 - United Pan-Europe Communications N.V. (Amsterdam Stock Exchange (AEX):UPC; NASDAQ: UPCOY) and SBS Broadcasting S.A. (AEX: SBSB; NASDAQ: SBTV) announced jointly today that they have agreed to terminate the Exchange Offer Agreement dated March 9, 2000, as amended on April 11, 2000, between the two companies.

Commenting for UPC, Mark Schneider, Chairman and CEO, stated: "Because of the continuing turmoil in the financial markets, we have reluctantly taken the decision not to proceed with the acquisition of SBS. Given UPC's current share price levels it is simply not practical to complete the transaction.

"UPC is SBS's largest shareholder and we remain fully committed to the SBS strategy, particularly the separate alliances our companies have created together. Harry Sloan and his management team have built a very solid and growing business. UPC will continue to aggressively pursue its joint ventures with SBS in the areas of developing content for multiple distribution networks, including chello. For example, in April 2000, we announced the first two of our four planned thematic channels, a youth-oriented film channel, targeted to a younger 18-34 demographic, and a Gold channel, an archive-themed channel with broader demographic appeal. Two additional channels are expected to be announced shortly, one of which is anticipated to be a shopping channel."

Speaking for SBS, Harry Evans Sloan, Chairman and CEO, said: "It's unfortunate that the decline in the financial markets has forced UPC to abandon a transaction that made great sense for both companies. But, given SBS's strong operating performance and continuing growth prospects, we simply could not entertain anything less than a superior transaction for our shareholders.

"UPC is a substantial and growing company with great assets, good management and a pan-European footprint that is congruent with SBS's own operations. We will continue to work closely together, particularly in the areas of programming, subscription services and new media, as we seek to leverage our respective businesses to mutual advantage."

Description of Parties Issuing Press Release:

SBS is a European commercial television and radio broadcasting company with operations in Western and Central Europe. Countries where SBS currently broadcasts include: Sweden, Norway, Denmark, Belgium, The Netherlands, Hungary, Switzerland, Finland, Greece and Slovenia. SBS is also an emerging presence in many aspects of European new media. SBS holds ownership interests in a variety of e-commerce activities. A joint venture between SBS and Endemol, Holland's leading production company, is developing @FUN,

Holland's first entertainment portal and through vt4.net, SBS is the leading provider of free Internet access services in Belgium. SBS' radio station KISS-FM has the most heavily trafficked Internet site in Finland. HOT Italia, a joint venture amongst HOT Europe, SBS and HSN, will launch Italy's first live home shopping channel late in 2000.

Headquartered in Amsterdam, UPC is one of the most innovative broadband communications companies in Europe and owns and operates the largest pan-European group of broadband communication networks. UPC provides cable television, telephony, high-speed Internet access and programming services in thirteen countries across Europe and in Israel. As of March 31, 2000, on an aggregate basis (pro-forma for announced acquisitions), UPC's aggregated footprint reached 15.8 million franchise homes and 12.9 million homes passed with approximately 8.4 million basic cable subscribers. In addition, UPC systems had 271,400 residential telephony lines and 22,500 business telephony lines as well as 176,800 residential Internet subscribers and 4,300 business Internet subscribers.

UPC is a consolidated subsidiary of Denver based UnitedGlobalCom Inc. ("United") (NASDAQ: "UCOMA") and Microsoft has an interest of approximately 7.0% in UPC.

Legal Disclaimers and Safe Harbor Statements:

The tender offer described in this announcement for the outstanding shares of SBS has not commenced. This announcement is neither an offer to purchase nor a solicitation of an offer to sell securities.

Statements in this press release regarding SBS's and UPC's businesses that are not historical facts are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties include the parties' abilities to develop the business concepts outlined herein.

MATERIALS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION WILL BE AVAILABLE ELECTRONICALLY, WITHOUT CHARGE, AT AN INTERNET SITE MAINTAINED BY THE SEC. THE ADDRESS OF THAT SITE IS HTTP://WWW.SEC.GOV.

THIS ANNOUNCEMENT MAY NOT BE DISTRIBUTED IN CANADA, AUSTRALIA OR JAPAN.

THIS ANNOUNCEMENT HAS BEEN ISSUED BY UNITED PAN-EUROPE COMMUNICATIONS N.V. AND SBS BROADCASTING S.A. AND HAS BEEN APPROVED BY GOLDMAN SACHS INTERNATIONAL FOR THE PURPOSES OF SECTION 57 OF THE UK FINANCIAL SERVICES ACT 1986.



Contacts:

      For UPC:

      Charlie Bracken, Chief Financial Officer, UPC
      Tel:     +44 207 518 7995
      Fax:     +44 207 518 7994
      Email:   cbracken@upclondon.com
               ----------------------

      Shane O'Neill, Managing Director of Strategy, Acquisitions & Corporate Development, UPC
      Tel:     +44 207 518 9150
      Fax:     +44 207 518 7980
      Email:   soneill@upclondon.com
               ---------------------

      Ruth Pirie, Director of Investor Relations, UPC
      Tel:     +44 207 518 7980
      Fax:     +44 207 518 7981
      Mobile:  +44 778 841 7083
      Email:   rpirie@upclondon.com
               --------------------

      Henrietta Hirst, Director of Group Corporate Communications, UPC
      Tel:     +44 207 518 7996
      Fax:     +44 207 518 7981
      Mobile:  +44 788 074 2375
      Email:   henrietta@upclondon.com
               -----------------------
               www.upccorp.com
               ---------------

      For SBS Broadcasting:


      Investors:  Chris Plunkett or Michael Smargiassi
      Brainerd Communicators, Inc.
      Tel:     +1 212 986 6667



      Press:  Jeff Pryor
      Pryor & Associates
      Tel:     +1 818 382 2233

      or

      Catrioina Cockburn
      Citigate Dewe Rogerson
      Tel:     +44 207 292 2924